THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, NOR HAVE THEY BEEN REGISTERED UNDER THE SECURITIES (BLUE SKY) LAWS
OF ANY STATE. THESE SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND UNDER THE APPLICABLE STATE SECURITIES (BLUE SKY LAWS OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND LAWS IS ESTABLISHED TO THE SATISFACTION OF THE COMPANY, WHICH MAY NECESSITATE A WRITTEN OPINION OF SELLER'S COUNSEL SATISFACTORY TO COMPANY COUNSEL.
     THESE SECURITIES ARE SUBJECT TO A SUBSTANTIAL RISK OF FORFEITURE.
- -------------------------------------------------------------------------
                           1994 CLASS A WARRANT
                     For the Purchase of 20,000 Shares
                            $0.004 Par Value of
                        INFORMATION SOLUTIONS, INC.
                         (A Colorado Corporation)

                                                            No.

     THIS CERTIFIES THAT for value received DAVID R. DEYOUNG, as registered owner of this Warrant (Owner), is entitled to at any time or from time to time at or after 1 FEBRUARY 1994 and at or before 5:00 P.M. MOUNTAIN STANDARD TIME 31 JANUARY 1999, but not thereafter, to subscribe for, purchase, and receive TWENTY THOUSAND (20,000) fully paid and-assessable common shares, $0.004 PAR VALUE (Shares), of INFORMATION SOLUTIONS, INC., a Colorado corporation, (Company) at the price (Exercise Price) defined below, upon presentation and surrender of this Warrant and payment of the Exercise Price for such of the shares to be purchased to the Company at the principal office thereof. Upon the exercise of this Warrant, the form of election hereinafter provided must be duly executed and the instructions for registration of the shares acquired by such exercise must be completed. Should the subscription rights represented hereby not be exercised at or before the date and time specified above, this Warrant will become and be void without any further force or effect, and all rights represented hereby will cease and expire.

     THE EXERCISE PRICE is to be One and 5,625/10,000 Dollars ($1.5625) per Share, subject to discount of fifty per cent. (50%) in the event that, prior to 31 January 1996 the Company either:

     (i) obtains in cash One Million Dollars ($1,000,000) for not more than thirty four per cent. (34%) of the then issued and outstanding shares or

     (ii) obtains in cash One Million Dollars ($1,000,000) in loans due in not less than five (5) years and bearing interest at not more than nine per cent. (9%) APR or

     (iii) has not less than a majority of the issued and outstanding shares acquired from its shareholders at a price of not less than Six Dollars ($6.00) per share.

Upon the occurrence of any of the events specified in the Statement of Rights of Warrant Owners, a copy of which is attached as Annex I hereto and made a part hereof, the rights granted by this Warrant will be adjusted as therein specified. Exercise of this Warrant must be in whole only.

     ASSIGNMENT OR TRANSFER of this Warrant is prohibited, other than by the laws of descent and devise. In no event may this Warrant (or the Shares issuable upon the exercise hereof) be offered or sold except in conformity with the Securities Act of 1933, as amended, and the applicable state securities (Blue Sky) laws and with the terms and conditions of any restrictions set forth in Annex I.

     THIS WARRANT is subject to a substantial risk of forfeiture, as defined in Annex I.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers and to be sealed with the seal of the Company.

                              INFORMATION SOLUTIONS, INC.

[SEAL]                        By:-------------------------------
                                   (Vice) - President


ATTEST:
                              By:-------------------------------
                                   (Assistant) Secretary


                                 EXERCISE

                                             Date:-------- 19---

The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase Twenty Thousand (20,000) Shares of Information Solutions, Inc. called for thereby and hereby makes payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below.

                              ----------------------------------
                              Signature



                              ----------------------------------
                              Signature Guaranteed


                  INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:     -----------------------------------------------------
                         (Print in Block Letters)

Address:  -----------------------------------------------------

SSAN or FEIN:  ------------------------------------------------




NOTICE: The signature on the Exercise must correspond with the name as written on the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a national bank or trust company or a firm having membership on a registered national securities exchange.